                                                                  Exhibit 4.1(a)

                                                                [EXECUTION COPY]

================================================================================

                            PAHC HOLDINGS CORPORATION

                                    AS ISSUER

                                       AND

                       HSBC BANK USA, NATIONAL ASSOCIATION

                       AS TRUSTEE AND AS COLLATERAL AGENT

                                    INDENTURE

                          DATED AS OF FEBRUARY 10, 2005

        $29,000,000 PRINCIPAL AMOUNT OF 15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION

================================================================================

                                TABLE OF CONTENTS

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE
                                                                            PAGE
                                                                            ----
SECTION 1.01.    Definitions.............................................     1
SECTION 1.02.    Other Definitions.......................................    17
SECTION 1.03.    TIA.....................................................    18
SECTION 1.04.    Rules of Construction...................................    19

                                   ARTICLE TWO
                                 THE SECURITIES

SECTION 2.01.    Form and Dating.........................................    19
SECTION 2.02.    Execution and Authentication; Aggregate Principal
                    Amount...............................................    20
SECTION 2.03.    Registrar and Paying Agent..............................    21
SECTION 2.04.    Paying Agent to Hold Assets in Trust....................    21
SECTION 2.05.    Holder Lists............................................    21
SECTION 2.06.    Transfer and Exchange...................................    22
SECTION 2.07.    Replacement Notes.......................................    22
SECTION 2.08.    Outstanding Notes.......................................    22
SECTION 2.09.    Treasury Notes..........................................    23
SECTION 2.10.    Temporary Notes.........................................    23
SECTION 2.11.    Cancellation............................................    23
SECTION 2.12.    Defaulted Interest......................................    23
SECTION 2.13.    CUSIP Number............................................    24
SECTION 2.14.    Deposit of Monies.......................................    24
SECTION 2.15.    Restrictive Legends.....................................    24
SECTION 2.16.    Book-Entry Provisions for Global Notes..................    24
SECTION 2.17.    Registration of Transfers and Exchanges.................    25
SECTION 2.18.    Additional Interest Under Registration Rights
                    Agreement............................................    29
SECTION 2.19.    Issuance of PIK Notes...................................    29

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01.    Notices to Trustee......................................    30
SECTION 3.02.    Selection of Notes To Be Redeemed.......................    30
SECTION 3.03.    Redemptions.............................................    30
SECTION 3.04.    Notice of Redemption....................................    31
SECTION 3.05.    Effect of Notice of Redemption..........................    32
SECTION 3.06.    Deposit of Redemption Price.............................    32
SECTION 3.07.    Notes Redeemed in Part..................................    32

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01.    Payment of Notes........................................    32
SECTION 4.02.    Maintenance of Office or Agency.........................    33
SECTION 4.03.    Corporate Existence.....................................    33
SECTION 4.04.    Payment of Taxes and Other Claims.......................    33
SECTION 4.05.    Maintenance of Properties and Insurance.................    33
SECTION 4.06.    Compliance Certificate; Notice of Default...............    34

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
SECTION 4.07.    Compliance with Laws....................................    34
SECTION 4.08.    Provision of Financial Statements and Information.......    34
SECTION 4.09.    Waiver of Stay, Extension or Usury Laws.................    35
SECTION 4.10.    Limitation on Restricted Payments.......................    35
SECTION 4.11.    Limitation on Transactions with Affiliates..............    37
SECTION 4.12.    Limitation on Incurrence of Indebtedness................    38
SECTION 4.13.    Limitation on Dividends and Other Payment Restrictions
                    Affecting Restricted Subsidiaries....................    41
SECTION 4.14.    Limitation on Designation of Unrestricted Subsidiaries..    42
SECTION 4.15.    Change of Control.......................................    43
SECTION 4.16.    Limitation on Asset Sales...............................    44
SECTION 4.17.    Impairment of Security Interest.........................    46
SECTION 4.18.    Limitation on Liens.....................................    46
SECTION 4.19.    Business Activities.....................................    46
SECTION 4.20.    Payments for Consent....................................    46
SECTION 4.21.    Limitation on Issuances and Sales of Capital Stock of
                    Subsidiaries.........................................    46

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets................    47
SECTION 5.02.    Successor Corporation Substituted.......................    48

                                   ARTICLE SIX
                                    REMEDIES

SECTION 6.01.    Events of Default.......................................    48
SECTION 6.02.    Acceleration............................................    49
SECTION 6.03.    Other Remedies..........................................    50
SECTION 6.04.    Waiver of Past Defaults.................................    50
SECTION 6.05.    Control by Majority.....................................    50
SECTION 6.06.    Limitation on Suits.....................................    50
SECTION 6.07.    Right of Holders to Receive Payment.....................    51
SECTION 6.08.    Collection Suit by Trustee..............................    51
SECTION 6.09.    Trustee May File Proofs of Claim........................    51
SECTION 6.10.    Priorities..............................................    51
SECTION 6.11.    Undertaking for Costs...................................    52
SECTION 6.12.    Restoration of Rights and Remedies......................    52

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01.    Duties of Trustee.......................................    52
SECTION 7.02.    Rights of Trustee.......................................    53
SECTION 7.03.    Individual Rights of Trustee............................    54
SECTION 7.04.    Trustee's Disclaimer....................................    54
SECTION 7.05.    Notice of Default.......................................    54
SECTION 7.06.    Reports by Trustee to Holders...........................    55
SECTION 7.07.    Compensation and Indemnity..............................    55
SECTION 7.08.    Replacement of Trustee..................................    56
SECTION 7.09.    Successor Trustee by Merger, Etc........................    56

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
SECTION 7.10.    Eligibility; Disqualification...........................    57
SECTION 7.11.    Preferential Collection of Claims Against the Issuer....    57
SECTION 7.12.    Trustee as Collateral Agent.............................    57
SECTION 7.13.    Co-Trustees, Co-Collateral Agents, Sub-Collateral
                    Agent, Separate Trustees and Separate Collateral
                    Agents...............................................    57

                                  ARTICLE EIGHT
                     SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.    Satisfaction and Discharge of Indenture.................    59
SECTION 8.02.    Defeasance or Covenant Defeasance.......................    59
SECTION 8.03.    Application of Trust Money..............................    60
SECTION 8.04.    Repayment to the Issuer.................................    61
SECTION 8.05.    Reinstatement...........................................    61
SECTION 8.06.    Acknowledgment of Discharge by Trustee..................    61

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders..............................    61
SECTION 9.02.    With Consent of Holders.................................    62
SECTION 9.03.    Compliance with TIA.....................................    63
SECTION 9.04.    Revocation and Effect of Consents.......................    63
SECTION 9.05.    Notation on or Exchange of Notes........................    63
SECTION 9.06.    Trustee To Sign Amendments, Etc.........................    63

                                   ARTICLE TEN
                                    SECURITY

SECTION 10.01.   Grant of Security Interest..............................    64
SECTION 10.02.   Recording and Opinions..................................    64
SECTION 10.03.   Release of Collateral...................................    65
SECTION 10.04.   Specified Releases of Collateral........................    66
SECTION 10.05.   Form and Sufficiency of Release.........................    67
SECTION 10.06.   Purchaser Protected.....................................    67
SECTION 10.07.   Authorization of Actions To Be Taken by the Collateral
                    Agent Under the Collateral Agreements................    67
SECTION 10.08.   Authorization of Receipt of Funds by the Collateral
                    Agent Under the Collateral Agreements................    68
SECTION 10.09.   Limitation on Duty of Collateral Agent in Respect of
                    Collateral; Indemnification..........................    68
SECTION 10.10.   Rights of the Issuer....................................    68

                                 ARTICLE ELEVEN
                                  MISCELLANEOUS

SECTION 11.01.   TIA Controls............................................    69
SECTION 11.02.   Notices.................................................    69
SECTION 11.03.   Communications by Holders with Other Holders............    70
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent......    70
SECTION 11.05.   Statements Required in Certificate or Opinion...........    70
SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar...............    70
SECTION 11.07.   Legal Holidays..........................................    71

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
SECTION 11.08.   Governing Law...........................................    71
SECTION 11.09.   No Adverse Interpretation of Other Agreements...........    71
SECTION 11.10.   No Personal Liability...................................    71
SECTION 11.11.   Successors..............................................    71
SECTION 11.12.   Duplicate Originals.....................................    71
SECTION 11.13.   Severability............................................    71
SECTION 11.14.   Jurisdiction; Waiver of Jury Trial......................    71
SECTION 11.15.   English Language........................................    71

Exhibits
--------
Exhibit A - Form of Note
Exhibit B - Form of Exchange Note
Exhibit C - Form of Certificate To Be Delivered in Connection with Transfers to
               Non-QIB Accredited Investors
Exhibit D - Form of Certificate To Be Delivered in Connection with Transfers
               Pursuant to Regulation S
Exhibit E - Form of Certificate to be Delivered upon Exchange or Registration of
               Transfer of Securities

                              CROSS-REFERENCE TABLE

TIA Section                                                    Indenture Section
-----------                                                    -----------------
310   (a)(1)................................................   7.10
      (a)(2)................................................   7.10
      (a)(3)................................................   N.A.
      (a)(4)................................................   N.A.
      (a)(5)................................................   7.10; 7.11
      (b)...................................................   7.08; 7.10; 11.02
      (c)...................................................   N.A.
311   (a)...................................................   7.11
      (b)...................................................   7.11
      (c)...................................................   N.A.
312   (a)...................................................   2.05
      (b)...................................................   11.03
      (c)...................................................   11.03
313   (a)...................................................   7.06
      (b)(1)................................................   7.06
      (b)(2)................................................   7.06
      (c)...................................................   7.06; 11.02
      (d)...................................................   7.06
314   (a)...................................................   4.06; 4.08; 10.02
      (b)...................................................   N.A.
      (c)(1)................................................   7.02; 11.04
      (c)(2)................................................   7.02; 11.04
      (c)(3)................................................   N.A.
      (d)...................................................   10.03
      (e)...................................................   11.05
      (f)...................................................   N.A.
315   (a)...................................................   7.01(b)
      (b)...................................................   7.05; 11.02
      (c)...................................................   7.01(a)
      (d)...................................................   6.05; 7.01(c)
      (e)...................................................   6.11
316   (a)(last sentence)....................................   2.09
      (a)(1)(A).............................................   6.05
      (a)(1)(B).............................................   6.04
      (a)(2)................................................   N.A.
      (b)...................................................   6.07
      (c)...................................................   9.04
317   (a)(1)................................................   6.08
      (a)(2)................................................   6.09
      (b)...................................................   2.04
318   (a)...................................................   11.01
      (c)...................................................   11.01

----------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

     INDENTURE, dated as of February 10, 2005, between PAHC Holdings Corporation, a Delaware corporation (the "Company" or "Issuer"), as the issuer, and HSBC Bank USA, National Association, as trustee (in such capacity as the "Trustee") and collateral agent (in such capacity, the "Collateral Agent").

     WHEREAS, the Issuer has duly authorized the creation of its 15% Senior Secured Notes due 2010 (the "Initial Notes"), the 15% Senior Secured Notes due 2010 (the "PIK Notes") to be issued in lieu of the payment of interest in cash on any Note, the 15% Senior Secured Exchange Notes due 2010 (the "Exchange Notes"). The Exchange Notes, the Initial Notes, any PIK Notes and any Additional Notes shall collectively be referred to herein as the "Notes";

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined):

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "2007 Indenture" means the Indenture dated as of October 21, 2003 between Phibro Animal Health, Philipp Brothers Netherlands III B.V., the guarantors named therein, and HSBC Bank USA, National Association, as trustee and collateral agent, as the same may be amended, modified, renewed, refunded or refinanced from time to time.

     "2008 Indenture" means the Indenture dated as of June 11, 1998 between Phibro Animal Health, the guarantors named therein, and The Chase Manhattan Bank, as trustee, as the same may be amended, modified, renewed, refunded or refinanced from time to time.

     "2007 Notes" means the outstanding 13% Senior Secured notes due 2007 of Phibro Animal Health and Philipp Brothers Netherlands III B.V., as the same may be amended, modified, renewed, refunded, refinanced or replaced from time to time.

     "2008 Notes" means Phibro Animal Health's outstanding 9.875% senior subordinated notes due 2008 as the same may be amended, modified, renewed, refunded, refinanced or replaced from time to time.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such Acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Acquired Person merges with or into or becomes a Restricted Subsidiary of such specified Person shall not be Acquired Debt.

     "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

     "Administrative Agent" has the meaning set forth in the definition of the term "Credit Agreement."

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than (A) to the Company or any Restricted Subsidiary, (B) directors' qualifying shares and (C) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company and its Restricted Subsidiaries from using the intellectual property so licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for such use) for Net Proceeds in excess of $250,000.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Belgium Plant" means the plant owned by Phibro Belgium in Rixensart, Belgium.

     "Belgium Plant Sale and Virginiamycin Production Transactions" means the following transactions and payments, including payments required pursuant to the documents to evidence such transactions, each of which is subject to entering into definitive documentation containing customary representations, warranties, covenants and indemnities for a transaction of that type, and changes in the definitive economic terms which are not, individually or in the aggregate, material to the Company: (i) the transfer of substantially all of the land and buildings and certain equipment of Phibro Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of Phibro Belgium, for a purchase price of EUR 6.2 million, payable at closing; (ii) the transfer to GSK of a majority of the employees of Phibro Belgium and the corresponding responsibility for statutory severance obligations; (iii) GSK agreeing to be responsible for costs of cleaning-up, by demolition or otherwise, certain buildings not to be used by it, but for Phibro Belgium to reimburse GSK up to a maximum of EUR 0.7 million for such clean-up costs; (iv) in recognition of the benefits to the Company from the proposed transaction, Phibro Belgium agreeing to pay to GSK EUR 1.5 million within six months from the closing date, EUR 1.5 million within eighteen months from the closing date, EUR 1.5 million within thirty months from the closing date, and EUR 0.5 million within forty-two months from the closing date; (v) Phibro Belgium retaining certain excess land (valued at approximately EUR 0.4 million) and being able to sell such land for its own account; (vi) Phibro Belgium being responsible for certain plant closure costs and legally required severance indemnities in connection with workforce reductions, estimated in total to be EUR 7.7 million, of which an amount estimated to be approximately EUR 4.1 million would be payable at or around the closing and an aggregate amount so estimated to be approximately EUR 3.6 million would be payable over periods up to thirteen years; and (vii) Phibro Belgium retaining any or all equipment at the Belgium Plant, and being able to sell such equipment for the account of Phibro Belgium or transfer such equipment, together with other assets and rights related to the production of virginiamycin, to the Company's Restricted Subsidiary in Brazil that owns the facility in Guarulhos or in connection with alternative production arrangements.

     "Belgium Purchase Agreement" means a Purchase Agreement between Phibro Belgium and GSK relating to the Belgium Plant Sale and Virginiamycin Production Transactions, and any related or ancillary agreements or instruments entered into by Phibro Belgium, GSK, their respective Affiliates and/or other persons in connection with the Belgium Plant Sale and Virginiamycin Production Transactions, in each case, as such agreements may be amended, modified or supplemented (so long as such amendments, modifications or supplements are not, individually or in the aggregate, materially adverse to the Company or the Holders).

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the city of New York are required or authorized by law or other governmental action to be closed.

     "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

     "Cash Equivalents" means:

          (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.;

          (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.;

          (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Union or any U.S. branch of a foreign bank or (with respect to any Restricted Subsidiary) any foreign country in which such Restricted Subsidiary is located, having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million and a Thompson or Keefe Bank Watch Rating of "B" or better (including bank accounts in such banks);

          (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above;

          (vi) in the case of any Foreign Restricted Subsidiary, Investments:
     (a) in direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Foreign Restricted Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency or instrumentality thereof), (b) of the type and maturity described in clauses
     (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors), are not rated as provided in such clauses or in clause (vi)(b) but which are, in the reasonable judgment of the Company, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and

          (vii) investments in money market funds, including money market funds administered by the Trustee, which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

     "Cash Flow" means, with respect to any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net
Income: (i) extraordinary net losses, plus (ii) provision for taxes based on income or profits and any provision for taxes utilized in computing the extraordinary net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization and all other non-cash charges (including amortization of goodwill and other intangibles but excluding any items that will require cash payments in the future for which an accrual or reserve is made), plus (v) any non-recurring fees, charges or other expenses made or incurred by the Company in connection with the Transactions.

     "Change of Control" means:

          (a) with respect to the Company, the occurrence of any of the following events after the Issue Date:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than one or more Permitted Holders) is or becomes (including by merger, consolidation or otherwise) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the Company then in office; or

               (iii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms of this Indenture); or

          (b) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the Capital Stock or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or group (as defined in Rule 13d-5 of the Exchange Act) (other than to one or more of the Permitted Holders) as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the "beneficial owners" of the Voting Stock of such Person immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of such Person immediately after such transaction.

     "Collateral" means Collateral as defined in the Collateral Agreements.

     "Collateral Agent" means HSBC Bank USA, National Association, as collateral agent, and any successor thereto in accordance with the terms of this Indenture.

     "Collateral Agreements" means, collectively, the Security Agreement and the Pledge Agreement.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Cash Flow Coverage Ratio" means, for any period, the ratio of
(i) the aggregate amount of Cash Flow for such period, to (ii) Consolidated Interest Expense for such period, determined on a pro forma basis after giving pro forma effect to (a) the incurrence of the Indebtedness giving rise to the calculation of the Consolidated Cash Flow Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such period; and (d) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (a) amortization of debt discount,
(b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, plus (iii) all dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than by any Restricted Subsidiary to the Company or any other Restricted Subsidiary and other than any dividend paid in Capital Stock (other than Disqualified Stock)), in each case, as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication:

          (i) all extraordinary gains (less all fees and expenses relating thereto);

          (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period;

          (iii) for purposes of Section 4.10, net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling-of-interests" basis attributable to any period prior to the date of combination;

          (iv) net gains and losses (less all fees and expenses relating thereto) in respect of disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business;

          (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (vi) the cumulative non-cash effect of any change in accounting principles; provided that any net gain referred to in clause (iv) above that relates to a Restricted Investment and which is received in or converted into cash by the Company or a Restricted Subsidiary during such period shall be included in the consolidated net income of the Company; and

          (vii) the amount of accretions on preferred stock not paid in cash and dividends paid in kind on preferred stock reducing Consolidated Net Income in accordance with FASB 150.

     "Consolidated Net Worth" means, with respect to any Person at any date, the sum of (i) the consolidated stockholders' equity of such Person less the amount of such stockholders' equity attributable to Disqualified Stock of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied and (ii) the amount of any Preferred Stock of such Person not included in the stockholders' equity of such Person in accordance with GAAP, which Preferred Stock does not constitute Disqualified Stock.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 452 Fifth Avenue, New York, New York 10018.

     "Credit Agreement" means the Loan and Security Agreement, dated as of October 21, 2003, among Phibro Animal Health, each of its Subsidiaries parties thereto, lenders parties thereto as such (together with their successors and assigns, the "Lenders") and Wells Fargo Foothill, Inc., as administrative agent (in such capacity, together with its successors and assigns, the "Administrative Agent"), or any other agreement providing for revolving credit loans, term loans, receivables financing or letters of credit, as the same may be further amended, modified, renewed, refunded, replaced or refinanced from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries of the Company as additional borrowers or guarantors, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Currency Agreement Obligations" means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary (other than Preferred Stock owned by the Company or any Wholly Owned Restricted Subsidiary) and (ii) that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a Change of Control of the Company in circumstances where the Holders would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

     "Escrow Account" has the meaning provided therefor in the Escrow Agreement.

     "Escrow Agent" is defined in the definition of the term Escrow Agreement.

     "Escrow Agreement" means the Escrow and Security Agreement, dated as of the Issue Date, among the Company, the Trustee and HSBC Bank USA, National Association, as Escrow Agent (in such capacity, the "Escrow Agent"), as amended or supplemented from time to time in accordance with its terms.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning provided for the term "Exchange Registration Statement" (as defined in the Registration Rights Agreement).

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company that is a Foreign Subsidiary.

     "Foreign Subsidiary" means a Subsidiary of the Company (1) which is organized under the laws of any jurisdiction outside of the United States of America, (2) which conducts the major portion of its business outside of the United States of America and (3) all or substantially all of the property and assets of which are located outside of the United States of America.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable as of the Issue Date and consistently applied.

     "GSK" means Glaxosmithkline Biologicals SA and/or Affiliates thereof.

     "guaranty" means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent:

          (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument;

          (ii) all obligations of such Person to pay the deferred or unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

          (iii) all Capital Lease Obligations of such Person;

          (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person;

          (v) to the extent not otherwise included in this definition, all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person;

          (vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) secured by any Lien on any property owned by such Person; provided, however, if the obligations secured by a Lien (other than a Permitted Lien not securing any liability that would itself constitute Indebtedness) on any assets or property have not been assumed by such Person in full or are not such Person's legal liability in full, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien and the Fair Market Value of the property subject to such Lien;

          (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person (other than Preferred Stock of a Restricted Subsidiary owned by the Company or a Wholly Owned Restricted Subsidiary); and

          (viii) to the extent not otherwise included, any guaranty by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness. Notwithstanding the foregoing, "Indebtedness" shall not include Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 3 Business Days of the incurrence thereof. In addition, "Indebtedness" shall not include a government grant and any guaranty of the Company or a Restricted Subsidiary required by such grant which obligates the Company or a Restricted Subsidiary to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayment); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Company or a Restricted Subsidiary becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred at the time such obligation to repay is triggered.

     "Indenture Documents" means, collectively, this Indenture, the Notes and the Collateral Agreements.

     "Initial Purchaser" means Jefferies & Company, Inc.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "interest" means, when used with respect to any Note, the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Rate Agreement Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, any guaranty) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude (x) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and (y) payments made by the Company and its Restricted Subsidiaries in respect of liabilities of the type described in clauses (ii)(b) and (e) of the definition of the term "Net Proceeds" in connection with any Asset Sales by the Company or any of its Restricted Subsidiaries (provided, however, that the aggregate amount of such payments relating to any such Asset Sale shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such Asset Sale). For the purposes of Section 4.10, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary (to the extent of the Company's equity interest in such Restricted Subsidiary) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company and/or such Restricted Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means February 10, 2005, the date of the original issuance of the Notes.

     "Lenders" has the meaning set forth in the definition of the term "Credit Agreement."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in any asset).

     "Maturity Date" means February 1, 2010.

     "MRT" means Mineral Resource Technologies, Inc., a Delaware corporation.

     "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash or Cash Equivalents received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be (and is in fact) repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, directly attributable to the Asset Sale or to prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale, plus (e) appropriate amounts to be provided or established by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that upon the release of any such reserves, such amounts shall constitute "Net Proceeds" hereunder.

     "Obligations" means any principal, premium, interest (including Additional Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities and obligations payable under this Indenture, any Note or any other Indenture Document.

     "Offering Circular" means the Final Offering Circular dated February 7, 2005 relating to the issuance of the Initial Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity and, with respect to the Trustee or any agent of the Trustee, a Trust Officer.

     "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements set forth in Sections 11.04 and 11.05 of this Indenture.

     "Operating Company Refinancing Event" means the occurrence of one or more Specified Refinancing Events since the Issue Date involving at least $20.0 million in aggregate principal amount of the 2007 Notes and/or the 2008 Notes.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, or, where so specified, to the Issuer, complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

     "Palladium Investors" means Palladium Equity Partners II, LP and certain of its Affiliates.

     "Permitted Holders" means (i) Jack Bendheim; (ii) each of his spouse, siblings, ancestors, descendants (whether by blood, marriage or adoption, and including stepchildren) and the spouses, siblings, ancestors and descendants thereof (whether by blood, marriage or adoption, and including stepchildren) of such natural persons, the beneficiaries, estates and legal representatives of any of the foregoing, the trustee of any bona fide trust of which any of the foregoing, individually or in the aggregate, are the majority in interest beneficiaries or grantors, and any corporation, partnership, limited liability company or other Person in which any of the foregoing, individually or in the aggregate, own or control a majority in interest; and (iii) all Affiliates controlled by the individual named in clause (i) above.

     "Permitted Investments" means:

          (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company;

          (ii) any investment in cash or Cash Equivalents;

          (iii) Investments in the Company by any Restricted Subsidiary of the Company;

          (iv) Investments in accounts and notes receivable acquired in the ordinary course of business;

          (v) any notes, obligations or other securities received in connection with an Asset Sale that complies with Section 4.16 or any other disposition not constituting an Asset Sale;

          (vi) Interest Rate Agreement Obligations and Currency Agreement Obligations permitted pursuant to clause (d) of Section 4.12;

          (vii) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes; and

          (viii) other Investments made after the Issue Date in an aggregate amount at any one time outstanding not to exceed $2.5 million.

     "Permitted Liens" means:

          (i) Liens securing the Notes;

          (ii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (iii) Liens to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company, including the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and rights to offset and set-off;

          (iv) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (v) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; and

          (vi) easements, rights-of-way, zoning restrictions, title irregularities and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Phibro Animal Health" means Phibro Animal Health Corporation, a New York Corporation, which (i) as of the Issue Date, is a Restricted Subsidiary of the Company and (ii) upon consummation of the transaction described under the caption "Use of Proceeds" in the Offering Circular pursuant to which the Initial Notes are offered and sold, a Wholly Owned Restricted Subsidiary of the Company.

     "Phibro Belgium" means Phibro Animal Health SA (formerly Phibro Animal Health (Belgium) SPRL).

     "Physical Note" means a Note issued in exchange for interests in a Global
Note in the form of a permanent certificated Note in registered form in substantially the form set forth in Exhibit A.

     "Pledge Agreement" means the Pledge Agreement, dated as of the Issue Date, made by the Company in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

     "PMC Sale Transactions" means the following transactions and payments, including payments required pursuant to the documents evidencing such transactions: (i) the transfer of ownership to the Palladium Investors of The Prince Manufacturing Company ("PMC") which would be valued at approximately $21 million; (ii) the reduction of the preferred stock of the Palladium Investors to $15.2 million (as of September 30, 2003); (iii) the termination of any obligation of the Company or any Restricted Subsidiary of the Company in respect of the $2.25 million annual management advisory fee (subject to reinstatement if these transactions are not consummated on or before December 31, 2003); (iv) a separate cash payment to the Palladium Investors of $10 million from the recent sale of MRT; (v) payments by PMC to the Company for central support services for the three years ending June 30, 2006 of $1 million, $0.5 million and $0.2 million, respectively; (vi) supply arrangements between the Company and PMC with respect to manganous oxide and red iron oxide; (vii) customary representations, warranties and indemnities by the Company, and provisions for closing working capital balance adjustments, settlement of intercompany accounts owed to PMC, a closing fee payable to Palladium and the agreement of the Company to pay or reimburse the Palladium Investors for their reasonable out-of-pocket expenses; and (viii) the establishment by the Company of a $1 million escrow or other credit support for two years to secure its net working capital and foregoing indemnification obligations, and indemnification of the Palladium Investors, payable after the maturity of the Notes, for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of PMC less than $21 million, up to a maximum payment by the Company of $4 million.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth in Exhibit A as the same may be revised from time to time to comply with applicable laws and regulations.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Purchase Money Obligation" means any Indebtedness (as amended, modified, renewed, refunded, replaced or refinanced) secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased, constructed or improved by the Company or any Restricted Subsidiary at any time after the Issue Date; provided, however, that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction or improvement of such assets and shall at all times be confined solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price or cost of construction or improvement to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased, constructed or improved, any additions and accessions thereto and any proceeds therefrom.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

     "Record Date" means the Record Dates specified in the Notes.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date between the Issuer and the Initial Purchaser.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Business" means any business that is reasonably related to or complementary to the businesses conducted by the Company, or the Restricted Subsidiaries, on the Issue Date.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means, with respect to any Person (i) any dividend or other distribution declared or paid on any Capital Stock of such Person (other than (A) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of such Person, (B) dividends or distributions payable to such Person or any Restricted Subsidiary of such Person and (C) dividends or distributions payable to the Company); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of such Person, other than Capital Stock held by the Company or its Restricted Subsidiaries; (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Indebtedness other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under clause (b)(4) of Section 4.12; or (iv) any Restricted Investment. A Permitted Investment is not a Restricted Payment.

     "Restricted Security" has the meaning assigned to such term in Rule144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

     "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Secured Parties" means the Collateral Agent, the Trustee and the Holders.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Security Agreement" means the Security Agreement, dated as of the Issue Date, made by the Company in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

     "Security Interests" means the Liens on the Collateral created by this Indenture and the Collateral Agreements in favor of the Collateral Agent for the benefit of the Secured Parties.

     "Series C Preferred Stock" means the Series C Redeemable Participating Preferred Stock of Phibro Animal Health.

     "Shareholders Agreements" means (i) the Shareholders Agreement dated December 29, 1987 by and between Marvin S. Sussman and Phibro Animal Health;
(ii) the Shareholders Agreement dated February 21, 1995 among Phibro-Tech, Inc.,
I. David Paley, Nathan Z. Bistricer and James O. Herlands; (iii) the Severance Agreement between Phibro-Tech, Inc. and James O. Herlands, dated February 21, 1995 and (iv) the Stockholders Agreement, dated as of November 30, 2000, among, inter alia, Phibro Animal Health, Jack C. Bendheim and the Palladium Investors; each as amended and in effect on the Issue Date, and as thereafter amended, except for any amendment subsequent to the Issue Date which causes the terms of such agreement to be less favorable to the Company or Phibro-Tech, as the case may be.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

     "Specified Refinancing Event" means:

          (i) any redemption, repayment, retirement or defeasance of;

          (ii) any acquisition or purchase by the Company, any of its Subsidiaries or any of their respective Affiliates of;

          (iii) any extension or waiver (or exchange that results in the extension) of any payment date in respect of interest on, or principal in respect of; or

          (iv) any other modification to the 2007 Notes, the 2008 Notes, the 2007 Indenture and/or the 2008 Indenture that results in (A) the extension or waiver of any payment date in respect of interest on, or principal in respect of, or (B) the redemption, repayment, retirement or defeasance of, in each case, any 2007 Notes or any 2008 Notes.

     "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Notes.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Subsidiary Permitted Lien" means:

          (i) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (d)(i), (viii), (ix) or
     (xii) of Section 4.12;

          (ii) Liens securing the 2007 Notes and guarantees thereof; and

          (iii) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (d)(x) or (xii) of Section 4.12.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

     "Transactions" means, collectively, the PMC Sale Transactions and the Belgium Plant Sale and Virginiamycin Production Transactions.

     "Trustee" means HSBC Bank USA, National Association, as trustee, and any successor thereto in accordance with the terms of this Indenture.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

     "United States Dollars," "Dollar," "dollar" and the symbol "$" means lawful money of the United States of America.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.14 and not redesignated a Restricted Subsidiary in compliance with such Section.

     "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares or nominee shares held by a third party to comply with local law) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

     SECTION 1.02. Other Definitions.

     Term                                Defined in Section
     ----                                ------------------
     "Additional Notes"                  2.02
     "Agent Members"                     2.16
     "Asset Sale Offer"                  4.16(c)
     "Asset Sale Offer Purchase Date"    4.16(d)
     "Asset Sale Offer Trigger Date"     4.16(c)
     "Authenticating Agent"              2.02
     "Change of Control Offer"           4.15(b)
     "Change of Control Purchase Date"   4.15(b)
     "Collateral Agent"                  Preamble
     "Company"                           Preamble

     Term                                 Defined in Section
     ----                                 ------------------
     "Company Refinancing Indebtedness"   4.12(b)(4)
     "covenant defeasance"                8.02(b)
     "Default Interest Payment Date"      2.12
     "defeasance"                         8.02(a)
     "Designation"                        4.14(a)
     "Designation Amount"                 4.14(a)(iii)
     "Escrow Redemption"                  3.03(b)
     "Events of Default"                  6.01
     "Excess Proceeds"                    4.16(b)
     "Exchange Notes"                     Preamble
     "Existing Indebtedness"              4.12(d)(ii)
     "Global Notes"                       2.01
     "IAI Global Note"                    2.01
     "incur"                              4.12(a)
     "independent"                        10.03(c)
     "Initial Notes"                      Preamble
     "Issuer"                             Preamble
     "Legal Holiday"                      11.07
     "Mandatory Redemption Date"          3.03(a)
     "Notes"                              Preamble
     "Paying Agent"                       2.03
     "Permitted Indebtedness"             4.12(d)
     "Permitted Payments"                 4.10(b)
     "PIK Notes"                          Preamble
     "Private Placement Legend"           2.15
     "QIB Global Note"                    2.01
     "Redesignation"                      4.14(b)
     "refinancing"                        4.12(b)(4)
     "Refinancing Indebtedness"           4.12(d)(v)
     "Registrar"                          2.03
     "Regulation S Global Note"           2.01
     "Released Interests"                 10.04(a)
     "Required Filing Dates"              4.08
     "Trustee"                            Preamble
     "Valuation Date"                     10.04(b)

     SECTION 1.03. TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (6) when the words "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation"; and

     (7) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

                                   ARTICLE TWO

                                 THE SECURITIES

     SECTION 2.01. Form and Dating. The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold (i) in reliance on Rule 144A, (ii) to Institutional Accredited Investors or (iii) in reliance on Regulation S, shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the

Trustee as hereinafter provided, and shall bear the legend set forth in Exhibit
A. One or more separate Global Notes shall be issued to represent Notes held by
(i) Qualified Institutional Buyers (a "QIB Global Note"), (ii) Institutional Accredited Investors (an "IAI Global Note"), and (iii) Persons acquiring Notes in reliance on Regulation S (a "Regulation S Global Note"). The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     All Notes offered and sold in reliance on Regulation S shall remain in the form of Global Notes until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Issuer have been so complied with.

     SECTION 2.02. Execution and Authentication; Aggregate Principal Amount. Two Officers, or an Officer and an Assistant Secretary of the Issuer, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) $29,000,000 principal amount of Initial Notes, (ii) PIK Notes, from time to time after the Issue Date but prior to the Maturity Date for issue only in lieu of the payment of interest in cash of interest payable with respect to the Notes (including previously issued PIK Notes) prior to the Maturity Date in an aggregate principal amount equal to the amount of such interest (rounded to the nearest whole cent), (iii) Exchange Notes, from time to time after the Issue Date for issue only in exchange for a like principal amount of Initial Notes or PIK Notes, and (iv) subject to compliance with Section 4.12, additional Notes (together with PIK Notes, "Additional Notes") for original issue after the Issue Date in an unlimited amount in each case upon written orders of the Issuer in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request.

     In the event that the Issuer shall issue and the Trustee shall authenticate any Additional Notes, the Issuer shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this

Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

     The Notes shall be issuable in fully registered form only, without coupons; provided, that the Notes (other than PIK Notes or Exchange Notes issued in exchange for PIK Notes) shall be issued in denominations of $1,000 or any integral multiple thereof.

     The Trustee is authorized to enter into a letter of representation with the Depository in the form provided to the Trustee by the Issuer and to act in accordance with such letter.

     SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain (or appoint any Person (that satisfies the requirements of being the "Trustee" hereunder as set forth in Section 7.10) to so maintain on its behalf) an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more Co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" or "Registrar" includes any additional Paying Agent or Registrar, as the case may be. The Issuer and any of its Subsidiaries may act as the Paying Agent or Registrar.

     The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer shall fail to maintain a Registrar or Paying Agent the Trustee shall act as such.

     The Issuer initially appoints the Trustee as Registrar, Paying Agent, agent for service of demands and notices in connection with the Notes and agent to so maintain the office or agency described under the first paragraph of this
Section 2.03, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Issuer. The Issuer may change any Paying Agent and Registrar without notice to the Holders.

     SECTION 2.04. Paying Agent to Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

     SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee three (3) Business Days (or such shorter period as the Trustee may expressly agree to) before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Issuer shall otherwise comply with TIA ss. 312(a).

     SECTION 2.06. Transfer and Exchange. Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a Co-Registrar with a request to register a transfer or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's or Co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to
Section 2.10, 3.07, 4.15, 4.16 or 9.05, in which event the Issuer shall be responsible for the payment of such taxes).

     The Registrar or Co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business on the day which is 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

     SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Issuer.

     SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

     SECTION 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

     SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Issuer shall prepare, and the Trustee shall authenticate, upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

     SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid for or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12. Defaulted Interest. The Issuer will pay interest on overdue principal from time to time on demand at 1% per annum in excess of the rate of interest then borne by the Notes. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate of interest then borne by the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

     If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are (i) Holders on a subsequent special record date, if it so elects, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day, or (ii) if the Issuer does not elect a special record date, Holders on the next Record Date, which payment shall be made on the next regular Interest Payment Date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 10:30 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuer shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuer, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

     SECTION 2.13. CUSIP Number. The Issuer in issuing the Notes shall use "CUSIP" numbers. The Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

     SECTION 2.14. Deposit of Monies. Prior to 10:30 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Purchase Date and Asset Sale Offer Purchase Date, as the case may be.

     SECTION 2.15. Restrictive Legends. Each Global Note and Physical Note that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as set forth in Exhibit A (as the same may be revised from time to time to comply with applicable laws and regulations) on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, unless otherwise agreed by the Issuer and the Holder thereof) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer).

     Each Global Note shall also bear the legend as set forth in Exhibit A.

     SECTION 2.16. Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository, and (iii) bear the legends as set forth in Exhibit A.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any Agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Notes and a successor depository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.16 shall, except as otherwise provided by paragraphs (d) and (f) of Section 2.17, bear the Private Placement Legend.

     (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture, the Notes.

     SECTION 2.17. Registration of Transfers and Exchanges. (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar or Co-Registrar with a request:

          (i) to register the transfer of the Physical Notes; or

          (ii) to exchange such Physical Notes for an equal number of Physical Notes of other authorized denominations,

the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.17 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing; and

          (ii) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act, Physical Notes shall be accompanied, in the sole discretion of the Issuer, by the following additional information and documents, as applicable:

          (1) if such Physical Note is being delivered to the Registrar or Co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit E hereto); or

          (2) if such Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit E hereto); or

          (3) if such Physical Note is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit E hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act; or

          (4) if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit E hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act; or

          (5) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit E hereto) and an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act; or

          (6) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit E hereto) and an Opinion of Counsel reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act.

     (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. Unless otherwise agreed to by the Issuer, a Physical Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or Co-Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or Co-Registrar, together with:

          (i) certification, substantially in the form of Exhibit E hereto, that such Physical Note is being transferred (A) to a Qualified Institutional Buyer, (B) to an Institutional Accredited Investor or (C) in reliance on Regulation S and, in the case of (II), a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and, in the case of (C), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and in each case an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act; and

          (ii) written instructions from the Issuer directing the Registrar or Co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or Co-Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers, Institutional Accredited Investors or Persons acquiring Notes in reliance on Regulation S, as the case may be, is then outstanding, the Issuer shall issue and the Trustee shall, upon written instructions from the Issuer in accordance with Section 2.02, authenticate such Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a QIB Global Note, an IAI Global Note or a Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the principal amount of Notes represented by the applicable Global Notes involved in such transfer or exchange to be adjusted accordingly to reflect the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Issuer shall issue and the Trustee shall, upon written instructions from the Issuer in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred. Any such transfer or exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer as contemplated herein) and the procedure of the Depository therefor. Unless otherwise agreed to by the Issuer, any request for the registration of the transfer of an interest in a QIB Global Note, an IAI Global Note or a Regulation S Global Note to another type of Global Note, must be accompanied by a certificate from the transferor, substantially in the form of Exhibit E hereto, that the transferee is either (i) a Qualified Institutional Buyer in accordance with Rule 144A, (ii) an Institutional Accredited Investor, or (iii) relying on Regulation S, and in the case of (ii), a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and, in the case of (iii), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and in each case an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act.

     (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (1) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit E hereto); or

          (2) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit E hereto); or

          (3) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit E hereto) and a Certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act; or

          (4) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit E hereto) and a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act; or

          (5) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit E hereto) and an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act; or

          (6) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit E hereto) and an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that such transfer is in compliance with the Securities Act, then the Registrar or Co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or Co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Issuer will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note.

          (ii) Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.17(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or Co-Registrar in writing. The Registrar or Co-Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by any such nominee to a successor Depository or a nominee of such successor Depository.

     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or Co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date unless otherwise agreed by the Issuer) and (ii) there is delivered to the Registrar or Co-Registrar a certificate and/or, if requested, an Opinion of Counsel, each reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

     (h) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Issuer within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Issuer or any Affiliate of the Issuer was an owner of such Note, in each case, bear the Private Placement Legend, unless otherwise agreed by the Issuer (with written notice thereof to the Trustee).

     SECTION 2.18. Additional Interest Under Registration Rights Agreement. Under certain circumstances, the Issuer shall be obligated to pay certain Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference.

     SECTION 2.19. Issuance of PIK Notes. (a) The Company shall be entitled to issue PIK Notes under this Indenture, which PIK Notes shall have identical terms as the Notes in respect of which such PIK Notes are being issued in lieu of the payment of interest in cash on any Note (including a PIK Note); provided that the aggregate principal amount thereof shall be equal to the amount of such interest (rounded to the nearest whole cent).

     (b) With respect to any PIK Notes, the Company shall deliver to the
Trustee:

          (i) no later than the Record Date for the relevant Interest Payment Date (which Interest Payment Date shall be prior to the Maturity Date), a written notice setting forth the extent to which such interest payment will be made in the form of a PIK Note; and

          (ii) no later than one Business Day prior to the relevant interest payment date, an order to authenticate and deliver such PIK Notes.

     (c) Any PIK Notes shall, after being executed and authenticated pursuant to
Section 2.02, be (i) delivered by the Trustee to the Holders as of the relevant Record Date at such Holders' registered address if the Notes are then held in the form of certificated Notes or (ii) deposited with or on behalf of the Depository for the benefit of the beneficial owners of the Notes as of the relevant Record Date if the Notes are held in global form.

                                 ARTICLE THREE

                                   REDEMPTION

     SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the terms of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

     The Issuer shall give each notice to the Trustee provided for in this
Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate; provided, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000; provided further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary), unless such method is otherwise prohibited.

     SECTION 3.03. Redemptions.

     (a) Mandatory Redemption due to Operating Company Refinancing Event. If an Operating Company Refinancing Event shall occur, the Issuer will be required to redeem all of the Notes on a date (the "Mandatory Redemption Date") that is not later than the 60th day following the date of such occurrence at the redemption price (expressed as a percentage of the aggregate principal amount of the Notes) then applicable for optional redemptions on the Mandatory Redemption Date as set forth under clause (d) below, plus accrued and unpaid interest to the Mandatory Redemption Date; provided, that if the Mandatory Redemption Date is prior to June 1, 2005, the then applicable redemption price shall be deemed to be 115.0%.

     (b) Mandatory Redemption due to the Failure to Escrow Release Conditions. In the event that the Trustee has not received prior to 10:00 a.m. New York City time on March 1, 2005 an Officers' Certificate from the Company certifying that
(1) it has satisfied the conditions under either clause (a)(i) or (ii) of
Section 1.3 of the Escrow Agreement and (2) it has made a demand on the Escrow Agent pursuant to clause (a) of Section 1.3 of the Escrow Agreement for the release of the funds from the Escrow Account, the Trustee shall give written notice to the Escrow Agent pursuant to clause (b) of Section 1.3 of the Escrow Agreement that a special redemption of the Notes (an "Escrow Redemption") will be made on March 1, 2005. The Trustee shall direct the Paying Agent to redeem the Notes at 100% of their aggregate principal amount plus accrued and unpaid interest to such date upon receipt of proceeds from the Escrow Account pursuant to clause (b) of Section 1.3 of the Escrow Agreement.

     (c) Optional Redemption Prior to June 1, 2005. The Notes are not optionally redeemable by the Issuer, in whole or in part, at any time prior to June 1, 2005.

     (d) Optional Redemption on or after June 1, 2005. The Notes are redeemable at the option of the Issuer, in whole or in part, at any time on or after June 1, 2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest to the date of redemption, if redeemed during the periods beginning on the dates indicated below:

Period                               Percentage
------                               ----------
June 1, 2005......................     115.0%
February 1, 2007..................     110.0%
February 1, 2008..................     105.0%
February 1, 2009 and thereafter...     100.0%

     SECTION 3.04. Notice of Redemption. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address, with a copy to the Trustee and any Paying Agent; provided, that notice of an Escrow Redemption need not be given in advance but instead shall be provided no later than March 1, 2005. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's names and at the Issuer's expense. The Issuer shall provide such notices of redemption to the Trustee at least five days (or in the case of a notice of an Escrow Redemption, one day) before the intended mailing date (unless a shorter period shall be satisfactory to the Trustee).

     Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

     (1)  the Redemption Date;

     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (3)  the name and address of the Paying Agent;

     (4) the subparagraph of the Notes pursuant to which such redemption is being made;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

     (6) that, unless the Issuer defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

     (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and the Trustee shall authenticate and mail to the Holder of the original Note a Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled; and

     (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes of such Holder (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

     SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults in payment of the Redemption Price.

     SECTION 3.06. Deposit of Redemption Price. On or before the Redemption Date and in accordance with Section 2.14, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

     Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date on Notes or portions thereof called for redemption, whether or not such Notes are presented for payment.

     SECTION 3.07. Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

     SECTION 4.01. Payment of Notes. (a) The Issuer shall pay the principal of, premium, if any, and interest on the Notes issued by the Issuer on the dates and in the manner provided in such Notes and in this Indenture.

     (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or any of its Affiliates) holds, prior to 10:30 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

     (c) The Issuer shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the Notes issued by the Issuer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     (d) Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, or shall cause the Trustee to, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments in respect of the Notes issued by the Issuer that are made hereunder.

     SECTION 4.02. Maintenance of Office or Agency. The Issuer shall maintain (or appoint any Person (that satisfies the requirements of being the "Trustee" hereunder as set forth in Section 7.10) to so maintain on its behalf) the office or agency required under Section 2.03. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

     SECTION 4.03. Corporate Existence. Except as otherwise permitted by Section 5.01, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Issuer (or if such existence is with respect to any Restricted Subsidiary which is not a Significant Subsidiary, by the appropriate Officers of the Issuer) shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Subsidiaries, taken as a whole.

     SECTION 4.04. Payment of Taxes and Other Claims. The Issuer shall pay or discharge or cause to be paid or discharged, before penalties attach, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of the Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuer or any of the Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and conducted for which adequate reserves, to the extent required under GAAP, have been taken.

     SECTION 4.05. Maintenance of Properties and Insurance. (a) The Issuer shall, and shall cause each of the Restricted Subsidiaries to, maintain all material properties used in the conduct of its business in working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Issuer or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Issuer or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and would not be reasonably likely to cause a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of the Issuer and the Subsidiaries, taken as a whole.

     (b) The Issuer shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuer, are customary for companies of a similar size in the conduct of the business of the Issuer and the Restricted Subsidiaries, with reputable insurers or with the Government of the United States of America or any agency or instrumentality thereof (if not through self-insurance).

     SECTION 4.06. Compliance Certificate; Notice of Default. (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each of the Issuer's fiscal years, an Officers' Certificate (provided, however, that one of the signatories to each such Officers' Certificate shall be the Issuer's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, without independent investigation, of the Issuer's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default of the Issuer exists, such Officers' Certificate shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year-end.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Issuer's independent certified public accountants (who shall be a firm of established national reputation) stating whether, in connection with their audit examination, any Default or Event of Default, as they relate to accounting matters, has come to their attention specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

     (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly upon its becoming aware of such occurrence.

     SECTION 4.07. Compliance with Laws. The Issuer shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

     SECTION 4.08. Provision of Financial Statements and Information. Whether or not the Issuer is then subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer will file with the Commission following the effectiveness of the Exchange Offer Registration Statement, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with or furnished to the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to so file or furnish such documents if the Company were so subject; provided the Commission will accept such filings. The Company will also in any event (i) within 15 days of each Required Filing Date following the effectiveness of the Exchange Offer Registration Statement, file with the Trustee, and supply the Trustee with copies for delivery to the Holders and prospective purchasers of the Notes, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if the Commission will not accept the filing of such documents promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder of the Notes. Prior to the effectiveness of the Exchange Offer Registration Statement, the Company will provide upon request from Holders or prospective Holders of Notes the information required by Rule 144A(d) (4) under the Securities Act.

     SECTION 4.09. Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.10. Limitation on Restricted Payments. (a) The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment ; provided, however, that Restricted Subsidiaries may make Restricted Payments if, at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company):

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (ii) Phibro Animal Health could incur at least $1.00 of additional Indebtedness pursuant to clause (c) of Section 4.12 and

          (iii) the aggregate amount of all Restricted Payments made by the Restricted Subsidiaries after October 21, 2003 shall not exceed the sum of:

               (1) an amount equal to 50% of Phibro Animal Health's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on November 1, 2003 and ending on the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

               (2) the aggregate amount of all net cash proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) and the principal amount of Indebtedness of the Company or any Restricted Subsidiary issued or incurred on or after the Issue Date that has been converted into or exchanged for Capital Stock (other than Disqualified Stock), in any such case and solely for purposes of avoiding duplication, to the extent that such proceeds are not theretofore used (x) to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (b)(ii) below or (y) to make any Restricted Investment pursuant to clause (b)(iv); plus

               (3) the amount of the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any guaranty of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued as provided in the definition of the term "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiary the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

               (4) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or the proceeds of such sale are converted into cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

     (b) The foregoing provisions do not prohibit, so long as no Default or Event of Default is continuing or would occur as a consequence thereof, the following actions (collectively, "Permitted Payments"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture (which payment shall be deemed to have been paid on such date of declaration for purposes of clause (a)(iii) above);

          (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued or any refinancing of Subordinated Indebtedness permitted by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company has complied with its obligations under the provisions described under Section 4.15;

          (iv) any Restricted Investment to the extent the sole consideration for which consists of, or is made with the proceeds of the substantially concurrent sale (other than to a Restricted

     Subsidiary) of, or equity contribution with respect to, Capital Stock of the Company (other than any Disqualified Stock);

          (v) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers and employees of the Company and its Subsidiaries pursuant to the terms of an employee benefit plan or employee agreement in an aggregate amount that shall not exceed $500,000 since the Issue Date plus the aggregate cash proceeds from any payments on insurance policies in which the Company or any of its Subsidiaries is the beneficiary with respect to any directors, officers or employees of the Company and its Subsidiaries which proceeds are used to purchase the Capital Stock of the Company or any Restricted Subsidiary of the Company held by any of such directors, officers or employees; and the repurchase of Capital Stock of the Company or a Restricted Subsidiary by the Company or such Restricted Subsidiary pursuant to the terms of any of the Shareholders Agreements;

          (vi) loans or advances to employees of the Company or any of its Subsidiaries which loans or advances exist on the Issue Date, and other loans or advances to employees of the Company or any Subsidiary to pay reasonable relocation expenses or otherwise entered into in the ordinary course of business not to exceed $500,000 in the aggregate principal amount at any one time outstanding;

          (vii) Restricted Payments by a Restricted Subsidiary in an amount such that the sum of the aggregate amount of Restricted Payments made pursuant to this clause (vii) after the Issue Date does not exceed $2.5 million at any one time outstanding; and

          (viii) payments pursuant to any of the Transactions.

     For purposes of clause (a)(iii) above, the Permitted Payments referred to in clauses (b)(i) and (v) above shall be included in the aggregate amount of Restricted Payments made since November 1, 2003, and any other Permitted Payments described above shall be excluded.

     SECTION 4.11. Limitation on Transactions with Affiliates. (a) The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless:
(i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could reasonably be obtainable at such time in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) the Company delivers to the Trustee (A) with respect to any transaction or series of transactions involving aggregate payments in excess of $250,000, an Officers' Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company, and (B) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) Notwithstanding the foregoing, the provisions of clause (a) above do not apply to:

          (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out-of-pocket expenses, and director's and officer's liability insurance);

          (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company;

          (iii) any transaction permitted by clause (b) of Section 4.10;

          (iv) transactions permitted by, and complying with, the provisions described under Section 5.01;

          (v) any Transaction or any transaction described under the caption "Use of Proceeds" in the Offering Circular pursuant to which the Initial Notes are offered and sold; and

          (vi) agreements to make the payments described in clause (y)(2) of the second sentence of the definition of the term "Investment" (as defined in the 2007 Indenture (as in effect on the Issue Date)).

     As of the Issue Date, the cash salary and bonus in the aggregate payable to Jack Bendheim in respect of each fiscal year (i) for which Cash Flow of the prior fiscal year is less than $25.0 million shall be capped at $750,000, (ii) for which Cash Flow of the prior fiscal year is greater than or equal to $25.0 million but less than $36.0 million, shall not exceed the sum of (A) $750,000 plus (B) (1) $900,000 times (2) a ratio, the numerator of which is Cash Flow with respect to such prior fiscal year less $25.0 million and the denominator of which is $11.0 million and (iii) for which Cash Flow of the prior fiscal year is greater than or equal to $36.0 million, shall be determined by the Compensation Committee of the Board of Directors and shall not exceed $2.0 million.

     SECTION 4.12. Limitation on Incurrence of Indebtedness. (a) The Company will not create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt), except that the Company may incur Indebtedness (including Acquired Debt) if, immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of the Company for the most recently ended four fiscal quarters would be at least 2.25 to 1.0 if incurred during the period from the Issue Date through October 21, 2005, and 2.50 to 1.0 if incurred thereafter.

     (b) The foregoing limitations do not apply to the incurrence of any of the following, each of which shall be given independent effect:

          (1) the Notes issued on the Issue Date;

          (2) PIK Notes issued as PIK Interest in accordance with the terms of the Notes;

          (3) guarantees by the Company of Indebtedness incurred by Restricted Subsidiaries pursuant to the Credit Agreement or evidenced by the 2007 Notes or the 2008 Notes;

          (4) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement, in whole or in part (a "refinancing"), of any Indebtedness incurred as permitted under clause (a) of this Section 4.12 or any Indebtedness described in any of subclauses (1) and (2) above, and this subclause (4) ("Company Refinancing Indebtedness"); provided, however, that
     (a) the principal amount of such Company Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus accrued interest on the Indebtedness being refinanced plus the premiums, if any, on the Indebtedness being refinanced and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced); and (b) the final maturity of such Company Refinancing Indebtedness shall not be earlier than the final maturity of the Indebtedness being Refinanced; and

          (5) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the holder of a Subsidiary Permitted Lien, in each case, subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Subsidiary Permitted Lien; provided that (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company's Obligations hereunder and under the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Subsidiary Permitted Lien, owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted to be incurred under this subclause (5) by the Company.

     (c) The Company will not permit any Restricted Subsidiary to incur any Indebtedness (including Acquired Debt), except that the Phibro Animal Health and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) if, immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of Phibro Animal Health for the most recently ended four fiscal quarters would be at least 2.25 to 1.0 if incurred during the period from the Issue Date through October 21, 2005, and 2.50 to 1.0 if incurred thereafter.

     (d) The foregoing limitations do not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (i) Indebtedness of Phibro Animal Health and its Restricted Subsidiaries arising under the Credit Agreement, in an aggregate principal amount not to exceed at any time outstanding an amount equal to $15.0 million;

          (ii) Indebtedness of any Restricted Subsidiary in existence, and Indebtedness pursuant to any commitment in effect under any credit agreement or facility, in each case, on the Issue Date, other than Indebtedness described in clause (d)(i) above and Indebtedness incurred in compliance with clauses (xi), (xiv), (xv) or (xvii) of Section 4.12 of the 2007 Indenture ("Existing Indebtedness");

          (iii) Indebtedness of a Restricted Subsidiary to another Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary; provided that if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this subclause (iii) by the issuer of such Indebtedness;

          (iv) Indebtedness represented by performance, completion, guarantee, surety and similar bonds and assurances provided by or for the Company or any Restricted Subsidiary in the ordinary course of business;

          (v) any Indebtedness incurred in connection with a refinancing of any Indebtedness incurred as permitted under clause (c) above or any Indebtedness described in subclause (ii) above, and this subclause (v) ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less, or in the case of a revolving credit facility the maximum amount of the facility, if more) of the Indebtedness so refinanced (plus accrued interest on the Indebtedness being refinanced plus the premiums, if any, on the Indebtedness being refinanced and reasonable expenses to be paid in connection therewith, which, with respect to such premiums, shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced); and (b) the final maturity of such Refinancing Indebtedness shall not be earlier than the final maturity of the Indebtedness being Refinanced;

          (vi) Indebtedness of any Restricted Subsidiary (a) representing Capital Lease Obligations and any amendments, modifications, renewals, refundings, replacements or refinancings thereof and/or (b) in respect of Purchase Money Obligations for property acquired, constructed or improved in the ordinary course of business and any refinancings thereof, which taken together in the aggregate principal amount do not exceed $5.0 million at any one time outstanding;

          (vii) (A) commodity agreements entered into in the ordinary course of business to protect against fluctuations in the prices of raw materials and not for speculative purposes and (B) foreign currency forward exchange contracts entered into in the ordinary course of business to protect against fluctuations in the relative values of currencies that could adversely affect the results of operations of the Issuer and its Restricted Subsidiaries, taken as a whole, and not for speculative purposes;

          (viii) Indebtedness incurred by any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business (A) in respect of (1) workers' compensation claims or self-insurance or (2) other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance or (B) for regulatory or insurance purposes;

          (ix) Indebtedness incurred in respect of letters of credit issued for the account of any Restricted Subsidiary in an aggregate stated amount not to exceed $5.0 million (or the foreign currency equivalent thereof being determined as of the later of the date of the issuance thereof or any date on which the stated amount of such letter of credit is increased);

          (x) Indebtedness of Foreign Restricted Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed $2.5 million, incurred to finance losses or costs relating to catastrophic occurrences or expenses occurring outside of the ordinary course of business; provided, that, in the case of losses or costs relating to catastrophic occurrences, the amount of any such losses or costs shall be deemed to be reduced by all insurance and condemnation proceeds on the thirtieth day following the receipt thereof by the any Restricted Subsidiary in connection with such catastrophic occurrence(s);

          (xi) Any guaranty by Restricted Subsidiaries of each other's Indebtedness or the Notes; provided that such other Indebtedness is permitted to be incurred hereunder;

          (xii) Indebtedness of any Restricted Subsidiary in addition to that described in subclauses (i) through (xi) above and subclauses (xiii) and
     (xiv) below, and any amendments, modifications, renewals, refundings, replacements or refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this subclause (xii) does not exceed $2.5 million at any one time outstanding;

          (xiii) Indebtedness arising from agreements of a Restricted Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds or value of the consideration actually received by the Restricted Subsidiaries in connection with such transaction; and

          (xiv) Indebtedness of Restricted Subsidiaries arising under the Belgium Purchase Agreement.

     For purposes of determining any particular amount of Indebtedness under this Section 4.12, any guaranty, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, except in the case of any such letter of credit to the extent the stated amount thereof exceeds the principal amount of such other Indebtedness so supported.

     Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

     SECTION 4.13. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to, or issue any guaranty for the benefit of, the Company or any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

          (A) the Credit Agreement, the 2007 Indenture and the 2008 Indenture, in each case, as in effect on the Issue Date, and any amendments, modifications, renewals, refundings, replacements or refinancings thereof; provided that such amendments, modifications, renewals, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in such agreements (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing;

          (B) applicable law;

          (C) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that no such encumbrance or restriction is applicable to any Person, or the properties or assets of any Person, other than the Acquired Person;

          (D) customary non-assignment, subletting or net worth provisions in leases or other agreements entered into the ordinary course of business;

          (E) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions only on the property so acquired;

          (F) an agreement for the sale or disposition of assets or the Capital Stock of a Restricted Subsidiary; provided, however, that such restriction or encumbrance is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted by
     Section 4.16, provided further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery (other than any such restriction or encumbrance contained in the Belgium Purchase Agreement);

          (G) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

          (H) this Indenture, the Notes, and the Collateral Agreements; and

          (I) encumbrances and restrictions imposed by amendments, restatements, renewals, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (H) above; provided that such encumbrances and restrictions are, in the good faith judgment of the Company's Board of Directors, no more restrictive, in any material respect, than those contained in such contracts, instruments or obligations immediately prior to such amendment, restatement, renewal, replacement or refinancing.

     SECTION 4.14. Limitation on Designation of Unrestricted Subsidiaries. (a) The Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) immediately after giving effect to such Designation, Phibro Animal Health would be able to incur $1.00 of additional Indebtedness pursuant to clause (c) of Section 4.12; and

          (iii) the Company would not be prohibited under this Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the greater of (x) the book value of such Restricted Subsidiary on such date and (y) the Fair Market Value of such Restricted Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.10 for all purposes of this Indenture in an amount equal to the Designation Amount.

     (b) The Company will not designate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation"), unless:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Redesignation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of this Indenture.


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
     An Unrestricted Subsidiary shall be deemed to be redesignated as a Restricted Subsidiary at any time if (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or (b) a default with respect to any Indebtedness of such Unrestricted Subsidiary (including any right which the holders thereof may have to take enforcement action against it) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, except in the case of clause (a) to the extent permitted under Section 4.10.

     If any Unrestricted Subsidiary is (or is deemed to have been) redesignated as a Restricted Subsidiary, each Subsidiary of the Company that owns all or any portion of the Capital Stock of such Unrestricted Subsidiary shall be deemed to have been redesignated as a Restricted Subsidiary as well.

     All Designations and Redesignations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions. Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The Designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed a Designation of all of the Subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries.

     SECTION 4.15. Change of Control. (a) In the event of a Change of Control of the Issuer, each Holder will have the right, unless the Issuer has given a notice of redemption, subject to the terms and conditions of this Indenture, to require the Issuer to offer to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below.

     (b) On or before the 30th day following the occurrence of any Change of Control, the Company will mail an offer (a "Change of Control Offer") to each Holder at such Holder's registered address a notice by first-class mail stating:
(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Purchase Date, (v) the procedures, consistent with this Indenture, to be followed by a Holder in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by this Indenture and applicable laws and regulations.

     (c) On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each Holder whose Notes or portions thereof were accepted for payment an amount equal to the purchase price for such Notes or portion thereof plus accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to each Holder whose Notes or portions thereof were accepted for payment in part a Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     (d) The Issuer will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer and will be deemed not to be in violation of any of the covenants under this Indenture to the extent such compliance is in conflict with such covenants.

     (e) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party (i) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein (including this Section 4.15) applicable to a Change of Control Offer made by the Issuer and (ii) purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     SECTION 4.16. Limitation on Asset Sales. (a) The Company will not, nor will it permit any Restricted Subsidiary to, make any Asset Sale unless:

          (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale; and

          (ii) at least 75% of such consideration consists of either cash or Cash Equivalents.

For purposes of this Section 4.16, "cash" shall include (x) the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes), accounts payable and accrued expenses of the Company or such Restricted Subsidiary that is assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption of Indebtedness is effected on a basis such that there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities (other than customary indemnifications to the transferee and its Affiliates) and (y) any notes, obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are due and payable within 60 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

     (b) Within 270 days after receipt of Net Proceeds from any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale:

          (i) to repay Indebtedness of a Restricted Subsidiary; and/or

          (ii) make an investment in, or acquire assets and properties that will be used in, the business of the Company or a Restricted Subsidiary, existing on the Issue Date or in a Related Business.

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness of the Company under the Credit Agreement or temporarily invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this clause (b) within 270 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

     (c) Each date that the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer (as defined below) has not been made exceeds $5.0 million shall be deemed an "Asset Sale Offer Trigger Date." As soon as practicable, but in no event later than 20 Business Days after each Asset Sale Offer Trigger Date, the Company shall commence an offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes outstanding, and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by this Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

     (d) Notice of an Asset Sale Offer shall be mailed by the Company not later than the 20th Business Day after the related Asset Sale Offer Trigger Date to each Holder at such Holder's registered address, stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding clause (c)), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed; (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date; (v) the procedures, consistent with this Indenture, to be followed by a Holder in order to accept an Asset Sale Offer or to withdraw such acceptance; and (vi) such other information as may be required by this Indenture and applicable laws and regulations.

     (e) On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such Holder accepted for payment in part a Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Purchase Date.

     (f) This Section 4.16 shall not apply to a transaction consummated in compliance with Section 5.01.

     (g) The Company shall comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of the covenants under this Indenture to the extent such compliance is in conflict with such covenants.

     SECTION 4.17. Impairment of Security Interest. The Company shall not take or knowingly omit to take any action which would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to any material portion of the Collateral securing the Notes. The Company shall not grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent) to retain any interest whatsoever in the Collateral other than Permitted Liens or as otherwise permitted by this Indenture. The Company shall not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Agreements. The Company will, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company will, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements, subject to Permitted Liens.

     SECTION 4.18. Limitation on Liens. The Company will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, in each case, other than Permitted Liens.

     SECTION 4.19. Business Activities. The Company will not engage in any business other than the ownership of the Capital Stock of Phibro Animal Health and activities incidental thereto, nor will the Company permit any of its Restricted Subsidiaries to engage in any business other than such business as conducted by them on the Issue Date and any Related Business.

     SECTION 4.20. Payments for Consent. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Registration Rights Agreement, the Collateral Agreements or the Escrow Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.21. Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock except:

          (i) to the Company or a Wholly Owned Restricted Subsidiary of the Company;

          (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries to the extent required by applicable law;

          (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section
     4.10 if made on the date of such issuance or sale; or

          (iv) sales of (A) all of the Capital Stock of a Restricted Subsidiary of the Company or (B) Common Stock of a Foreign Subsidiary, in each case in compliance with the provisions of Section 4.16.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

     SECTION 5.01. Merger, Consolidation and Sale of Assets. The Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, another Person, nor shall the Company permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless:

          (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia;

          (ii) the Surviving Person (if other than the Company) assumes (a) all the obligations of the Company hereunder and under the Notes and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all Obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

          (iii) immediately both before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iv) after giving pro forma effect to such transaction, the Surviving Person (x) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction and (y) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.12; and

          (v) the Company or the Surviving Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture or any amendment or supplement to the Collateral Agreements is required in connection with such transaction, such supplemental indenture or such amendment or supplement comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied to the extent such conditions are required to be satisfied thereunder either prior to or concurrent with the consummation of the applicable transaction.

     Notwithstanding clauses (iii) and (iv) above, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

     SECTION 5.02. Successor Corporation Substituted. In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Surviving Person, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations under, this Indenture, the Notes, the Collateral Agreements and the Registration Rights Agreement.

                                   ARTICLE SIX

                                    REMEDIES

     SECTION 6.01. Events of Default. "Events of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) a default for 30 days in the payment when due of premium, if any, or interest on or with respect to any Note;

          (b) a default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

          (c) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses
     (i) and (ii) above) or any Collateral Agreement which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (d) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such acceleration is not rescinded, annulled or cured within 10 days thereafter;

          (e) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry;

          (f) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (E) takes any corporate action to authorize or effect any of the foregoing;

          (g) a court of competent jurisdiction enters an order or decree that
     (A) is an order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any Bankruptcy Law, (B) appoints a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) orders the winding-up or liquidation of its affairs; and such order or decree shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

          (h) any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or the Company denies that it has any further liability under any Collateral Agreement, or gives notice to such effect (other than by reason of the termination of this Indenture), or any Collateral Agreement at any time for any reason shall cease to be effective in all material respects to grant the Collateral Agent the Liens purported to be created thereby on a material portion of the Collateral thereunder, subject to Permitted Liens and no other Liens except as permitted by this Indenture or the Collateral Agreements, in each case for 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes.

     The Issuer shall provide an Officers' Certificate to the Trustee within five days of the occurrence of any Default or Event of Default (provided, however, that pursuant to Section 4.06 hereof the Company shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

     SECTION 6.02. Acceleration. (a) If any Event of Default (other than as specified in clause (f) or (g) of Section 6.01 with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Issuer, and to the Issuer and the Trustee if by the Holders, specifying the respective Event of Default and that such notice is a "notice of acceleration," and the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (f) or (g) of
Section 6.01 with respect to the Issuer, the principal of, premium, if any, and any accrued interest, if any, on all outstanding Notes of the Issuer shall ipso facto become immediately due and payable without further action or notice. Holders may not enforce this Indenture or the Notes except as provided in this Indenture and under the Trust Indenture Act.

     (b) At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clause (f) or (g) of Section 6.01 hereof) on all Notes, (C) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of Notes which have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (iii) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

     (c) The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest, if any, on, the Notes (which may only be waived with the consent of each affected Holder), or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder. Subject to certain limitations, the Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults. Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section
6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 6.05. Control by Majority. Subject to Section 2.09, the Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction
(a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines, in its sole discretion, may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate; provided further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 6.06. Limitation on Suits. No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 45-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

     The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

     A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

     SECTION 6.07. Right of Holders to Receive Payment. Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Issuer or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Issuer's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:


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
          First: to the Trustee for amounts due under Section 7.07 and to the Collateral Agent for amounts due under Section 7.12 as it relates to
     Section 7.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

          Fourth: the balance, if any, to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

     SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee may exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no duties, covenants or obligations of the Trustee shall be implied in this Indenture.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

     However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein or otherwise verify the contents thereof).

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This clause (c) does not limit the effect of clause (b) of this
     Section 7.01.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 7.01 and
Section 7.02.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     (g) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless (i) it is provided adequate funds to enable it to do so and (ii) it receives indemnity satisfactory to it, in its sole discretion, against any loss, liability, fee or expense.

     SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not and shall not be required to investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and
     11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer personally or by agent or attorney and to consult with the officers and representatives of the Issuer, including the Issuer's accountants and attorneys.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (i) The permissive right of the Trustee to act hereunder shall not be construed as a duty.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any of its Subsidiaries, or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document entered into or issued in connection with the issuance and sale of the Notes or any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on (i) the Change of Control Purchase Date pursuant to a Change of Control Offer or (ii) on the Asset Sale Purchase Date pursuant to a Asset Sale Offer and a Default in compliance with Section
5.01 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this
Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     SECTION 7.06. Reports by Trustee to Holders. Within 60 days after January 15 of each year beginning with 2006, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), (c) and (d).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

     The Issuer shall promptly, and in any event within 10 days, notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA ss. 313(d).

     SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances or expenses incurred or made by it in connection with the performance of its duties under this Indenture, any Collateral Agreement or the Escrow Agreement. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

     The Issuer shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by any of them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, under any Collateral Agreement or the Escrow Agreement. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity, provided, however, that failure to so notify the Issuer shall not release the Issuer of its obligations hereunder or under any Collateral Agreement or the Escrow Agreement unless and to the extent such failure results in the forfeiture by the Issuer of any substantial rights or defenses. At the Trustee's sole discretion, the Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee (such approval not to be unreasonably withheld) if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel; provided that the Issuer will not be required to pay such fees and expenses if the Issuer assumes the Trustee's defense and there is no conflict of interest between the Issuer and the Trustee in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent, which consent will not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture or any Collateral Agreement.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing at least 30 days in advance of such resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuer's consent, by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail notice of such successor Trustee's appointment to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), (2) and
(5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition, and have a Corporate Trust Office in the City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA ss. 310(a)(2). The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. The provisions of TIA ss. 310 shall apply to the Issuer, as obligor of the Notes.

     SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Issuer, as obligor of the Notes.

     SECTION 7.12. Trustee as Collateral Agent. References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07 and 7.08 shall include the Trustee in its role as Collateral Agent.

     SECTION 7.13. Co-Trustees, Co-Collateral Agents, Sub-Collateral Agent, Separate Trustees and Separate Collateral Agents. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuer, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees, separate collateral agents or sub-collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

     Should any written instrument from the Issuer be required by any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent so appointed for more fully confirming to such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

     Every co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (a) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

          (b) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Collateral Agent and such co-collateral agent or separate collateral agent or sub-collateral agent, jointly as shall be provided in the instrument appointing such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee or Collateral Agent shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to the collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent, but solely at the discretion of the Trustee or Collateral Agent, as applicable.

          (c) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

          (d) No co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee, the Collateral Agent or any other such trustee or collateral agent hereunder.

     Any act of Holders delivered to the Trustee or Collateral Agent shall be deemed to have been delivered to each such co-trustee, co-collateral agent, separate trustee, separate collateral agent and sub-collateral agent.

     Any notice, request or other writing given to the Trustee or Collateral Agent shall be deemed to have been given to each of the then separate trustees, separate collateral agent, sub-collateral agent, co-trustees and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any co-trustee, co-collateral agent, separate trustee, separate collateral agent or sub-collateral agent shall refer to this Indenture and the conditions of this
Article 7. Each co-trustee, co-collateral agent, separate trustee, separate collateral agent and sub-collateral agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including the benefit of every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.


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                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE

     SECTION 8.01. Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

          (i) either (A) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee an amount in United States Dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, interest, if any, to the date of deposit;

          (ii) the Issuer has paid or caused to be paid all other sums payable under this Indenture by the Company; and

          (iii) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 8.02. Defeasance or Covenant Defeasance. (a) Subject to the satisfaction of the conditions in Section 8.02(c) hereof, the Issuer may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have the obligations of the Issuer discharged with respect to the outstanding Notes ("defeasance"). Upon such defeasance, the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Notes to receive solely from the trust fund described in Section 8.02(c) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due, (ii) the Company's obligations under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 4.02, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 7.07, and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02(a) notwithstanding the prior exercise of its option under
Section 8.02(b) with respect to the Notes.

     (b) Subject to the satisfaction of the conditions in Section 8.02(c) hereof, the Issuer may, at its option by Board Resolution, at any time, elect to effect covenant defeasance ("covenant defeasance"). On and after the date such conditions are satisfied, (i) the Issuer shall be released from its obligations under any covenant or provision contained in Sections 4.03 (but only as to Restricted Subsidiaries), 4.04, 4.05, 4.06, 4.07, 4.08 and 4.10 through 4.21,
(ii) clauses (c) and (d) of Section 6.01 hereof shall not apply, and (iii) the provisions of Section 5.01 and the Notes shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants and the provisions of Section 5.01, but shall continue to be deemed "outstanding" for all other purposes hereunder and subject to any mandatory requirements of the TIA. For this purpose, such covenant defeasance means that, with respect to the Notes, the Issuer may


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omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under clauses (c) and (d) of Section 6.01 hereof, but, except as specified above, the remainder of this Indenture shall be unaffected thereby.

     (c) In order to effect defeasance or covenant defeasance, the following conditions must be satisfied:

          (i) the Issuer shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in United States Dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest, if any, on the outstanding Notes to redemption or maturity;

          (ii) the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred (in the case of defeasance, such Opinion of Counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws);

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (f) or (g) under Section 6.01 is concerned, at any time during the period ending on the 91st day after the date of deposit;

          (iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other agreement or instrument to which the Issuer is a party or by which it is bound;

          (v) the Issuer shall have delivered to the Trustee Opinions of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness (other than the Holders) and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate and Opinions of Counsel, each stating that all conditions precedent under this Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

     SECTION 8.03. Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01 or 8.02, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Issuer.


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
     The Issuer shall pay, and indemnify the Trustee against, any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     SECTION 8.04. Repayment to the Issuer. Subject to Sections 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

     SECTION 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with
Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02, as the case may be; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

     SECTION 8.06. Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 8.01 or 8.02(a) have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and
(iii) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge or defeasance of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under this Indenture except for those surviving obligations specified in Section 8.01 or 8.02, as the case may be.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01. Without Consent of Holders. The Issuer, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture, any Collateral Agreement, the Escrow Agreement or the Notes without notice to or consent of any Holder:

          (i) to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;


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
          (iii) to provide for the assumption of the Issuer's Obligations to Holders in the event of any Disposition involving the Issuer in which the Issuer is not the Surviving Person;

          (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; or

          (v) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     SECTION 9.02. With Consent of Holders. (a) Subject to Section 6.07, the Issuer, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement this Indenture, any Collateral Agreement, the Escrow Agreement or the Notes without notice to any other Holder. Subject to Section 6.02 and 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Issuer with any provision of this Indenture, any Collateral Agreement, the Escrow Agreement or the Notes without notice to any other Holder.

     (b) Notwithstanding Section 9.02(a) hereof, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the prior written consent of each Holder of each Note affected thereby:

          (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note, or alter or waive the provisions with respect to the redemption of the Notes in a manner adverse to the Holders other than with respect to a Change of Control Offer or an Asset Sale Offer;

          (iii) reduce the rate of or change the time for payment of interest on any Notes;

          (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes (except that the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of this Indenture relating to the right of the Holders to waive past Defaults or the rights of the Holders to receive payments of principal of, or premium, if any, or interest, if any, on, the Notes;

          (vii) following the occurrence of a Change of Control, amend, change or modify the Issuer's obligation to make and consummate a Change of Control Offer by reason of such a Change of Control or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Change of Control, or following the occurrence of an Asset Sale, amend, change or modify the Issuer's obligations to make and consummate an Asset Sale Offer with respect to such Asset Sale or modify any of the provisions or definitions with respect thereto in a manner adverse to the Holders with respect to such Asset Sale Offer; or


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
          (viii) release all or substantially all of the Collateral.

     SECTION 9.03. Compliance with TIA. Every amendment, waiver or supplement of this Indenture, any Collateral Agreement, the Escrow Agreement or the Notes shall comply with the TIA as then in effect; provided, however, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     SECTION 9.04. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes any change described in Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     SECTION 9.06. Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, any Collateral Agreement or the Escrow Agreement. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee or the Holders.


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
                                  ARTICLE TEN

                                    SECURITY

     SECTION 10.01. Grant of Security Interest. To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuer to the Holders, the Collateral Agent or the Trustee under this Indenture and the Notes, as applicable, the Company hereby covenants to execute and deliver the Collateral Agreements concurrently with this Indenture. The Collateral Agreements shall grant to the Collateral Agent for the benefit of each Secured Party Security Interests in the Collateral and shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Collateral Agreement for a more complete description of the terms and provisions thereof.

     The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall, and shall cause each of its Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the Security Interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein and therein expressed. The Issuer shall, and shall cause each of its Subsidiaries to take any and all actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture and the Notes, valid and enforceable, perfected (except as expressly provided herein or therein) Security Interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein or therein.

     SECTION 10.02. Recording and Opinions. (a) The Issuer shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Security Interests in the Collateral granted by the Collateral Agreements to the extent set forth in such Collateral Agreement. The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements, the Escrow Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

     (b) The Issuer shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on the Closing Date, at such time as required by
Section 314(b) of the TIA, and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements and financing statements then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, and all certificates evidencing capital stock pledged to the Trustee and the Holders under the Collateral Agreements have been, subject to the terms of the Collateral Agreement, delivered and duly endorsed in blank, to the extent necessary to perfect the Security Interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior

Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary to perfect such security interests of the Holders, the Trustee and the Collateral Agent hereunder and under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any Security Interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes and such Collateral Agreements.

     (c) Annually, within 30 days after August 1 and beginning with the year 2006, the Issuer shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), one or more Opinions of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the Security Interests created by the Collateral Agreements, subject to the terms of the Collateral Agreements, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed (if necessary) and filed that are necessary as of such date and during the succeeding 6 months fully to maintain, perfect or continue the perfection of such Security Interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such Security Interests.

     SECTION 10.03. Release of Collateral. (a) The Collateral Agent shall not at any time release Collateral from the Security Interests created by this Indenture and the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

     (b) At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against any Secured Party.

     (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent applicable, the Issuer shall cause Section 314(d) of the TIA relating to the release of property from the Security Interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any Affiliate of the Issuer and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuer. The Trustee and the Collateral Agent shall be entitled to receive and conclusively rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.


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
     SECTION 10.04. Specified Releases of Collateral. (a) The Issuer shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the Security Interests created by this Indenture and the Collateral Agreements upon compliance with the conditions precedent set forth in Sections 4.16, 8.01 or 8.02 of this Indenture and the applicable Collateral Agreements. So long as no Default or Event of Default exists, upon the request of the Issuer and the furnishing of each of the items required by Section 10.04(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take all necessary action (at the request of and the expense of the Issuer, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements (and authorization to file such termination statements) or any other filing required to be made, to release and reconvey to the Issuer all of the Released Interests, and shall deliver such Released Interests in its possession to the Issuer.

     (b) So long as no Default or Event of Default exists, the Issuer shall be entitled to obtain a release of, and the Collateral Agent shall release, the Released Interests upon compliance with the condition precedent that the Issuer shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture, the applicable Collateral Agreements and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

          (i) in connection with release of Collateral resulting from an Asset Sale under Section 4.16, written notice from the Company requesting the release of the Released Interests: (A) describing the proposed Released Interests; and (B) specifying the Fair Market Value of such Released Interests on a date within 60 days of such notice (the "Valuation Date");

          (ii) in connection with release of Collateral resulting from an Asset Sale under Section 4.16, an Officers' Certificate of the Company certifying that: (A) such Asset Sale complies with the terms and conditions of this Indenture with respect to such Asset Sale to the extent such terms and conditions are required to be satisfied hereunder either prior to or concurrent with the consummation of such Asset Sale; (B) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such Asset Sale; (C) the release of the Collateral will not result in a Default or Event of Default under this Indenture; (D) the purchase price received is at least equal to the Fair Market Value of the Released Interests; (E) the release of such Released Interests would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair in any material respect the maintenance and operation of the remaining Collateral; and (F) all conditions precedent in this Indenture relating to the release in question have been or will be complied with; and

          (iii) in connection with release of Collateral resulting from an Asset Sale under Section 4.16, an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture and the applicable Collateral Agreements.

          (iv) all applicable certificates, opinions and other documentation required by the TIA or this Indenture, if any.

     Upon compliance by the Issuer with the conditions precedent set forth above, the Collateral Agent shall cause to be released and reconveyed, without recourse and without representation or warranty of any kind, to the Issuer, the Released Interests.

     (c) So long as no Default or Event of Default exists, the Issuer shall be entitled to obtain a release of the Liens granted in favor of the Collateral Agent for the benefit of itself, the Trustee and the

Holders on Collateral (including Collateral consisting of the Capital Stock of any Restricted Subsidiary and any equipment that is obsolete or no longer useful in the business of the Issuer) and proceeds thereof that is sold, conveyed or otherwise disposed of by the Issuer (including by way of a sale-and-leaseback) in the ordinary course of business, whether in a single transaction or a series of related transactions, to any Person for Net Proceeds of $250,000 or less shall be subject to termination and release upon the consummation of any such sale, conveyance or disposition.

     (d) Upon compliance by the Issuer with the conditions precedent set forth in clause (c) above, the Lien granted under the Collateral Agreements on such items of Collateral shall terminate and be released automatically and without any action by or on behalf of the Collateral Agent.

     SECTION 10.05. Form and Sufficiency of Release. In the event that the Issuer has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Issuer, and the Issuer requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent shall execute, acknowledge and deliver to the Issuer (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

     SECTION 10.06. Purchaser Protected. No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.

     SECTION 10.07. Authorization of Actions To Be Taken by the Collateral Agent Under the Collateral Agreements. Subject to the provisions of the applicable Collateral Agreements, the Trustee and each Holder, by acceptance of its Note(s), agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Holders or the Trustee, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder or under any Collateral Agreement or Note, and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Issuer, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions.

     SECTION 10.08. Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Agreements. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements for turnover to the Trustee to make further distributions of such funds to any Secured Party in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

     SECTION 10.09. Limitation on Duty of Collateral Agent in Respect of Collateral; Indemnification. (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

     (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Collateral Agreement.

     SECTION 10.10. Rights of the Issuer. So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions in this Indenture and the Collateral Agreements, the Issuer shall be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Capital Stock of any of its Subsidiaries held as Collateral and to exercise any voting, consensual and other rights pertaining to such Capital Stock. Upon the occurrence and during the continuance of an Event of Default, upon notice from the Collateral Agent, (a) all of the Issuer's rights to exercise such voting, consensual or other rights shall cease and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual or other rights, (b) all of the Issuer's rights to receive all cash dividends, interest and other payments made upon or with respect to the Collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the Collateral or any part thereof in accordance with the applicable Collateral Agreement. All funds distributed under the Collateral Agreement by the Collateral Agent shall be distributed by the Collateral Agent in accordance with Section 6.11 this Indenture.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

     SECTION 11.01. TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

     SECTION 11.02. Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Issuer:

          PAHC HOLDINGS CORPORATION
          c/o Phibro Animal Health Corporation
          65 Challenger Road
          Ridgefield Park, NJ 07660
          Facsimile: (201) 329-7399
          Attn: Chief Executive Officer

     with a copy to:

          Golenbock Eiseman Assor Bell & Peskoe LLP
          437 Madison Avenue
          35th Floor
          New York, NY 10022
          Facsimile: (212) 754-0330
          Attn: Laurence M. Bell, Esq.

     if to the Trustee or Collateral Agent:

          HSBC Bank USA, National Association
          452 5th Avenue
          New York, New York 10018
          Facsimile: 212 525-1300
          Attention: Issuer Services

     The Issuer, the Trustee or the Collateral Agent by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that (i) the Trustee shall not be deemed to have knowledge of such notice nor shall any time period within which the Trustee is required to act as a result of such notice commence until the Trustee actually receives the notice in question and (ii) a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next-day delivery to its address as it appears on the registration books of the Registrar. Any notice or communication shall be mailed to any Person as described in TIA ss. 313(c), to the extent required by the TIA.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03. Communications by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall if the Trustee shall so request furnish to the
Trustee:

     (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and/or

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

     SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by
Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have qualifications for opinions of the type required.

     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07. Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 11.09. No Adverse Interpretation of Other Agreements. Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10. No Personal Liability. No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture, the Registration Rights Agreement or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Issuer or of any successor Person thereof. Each Holder, by accepting the Notes, and the Collateral Agent and the Trustee, waive and release all such liability.

     SECTION 11.11. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12. Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 11.13. Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 11.14. Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE; AND
(II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, AND (B) ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 11.15. English Language. This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Indenture shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws of, or official communications of, The Netherlands or Belgium, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Indenture and absent manifest error, control the meaning of the matters set forth therein.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                      PAHC HOLDINGS CORPORATION


                                      By: /s/ Jack C. Bendheim
                                          --------------------------------------
                                          Name: Jack C. Bendheim
                                          Title President

Accepted and Agreed to:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent


By: /s/ Herawattee Alli
    -------------------------------
    Name: Herawattee Alli
    Title: Assistant Vice President

                                                                       EXHIBIT A

                             [FACE OF INITIAL NOTE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH PAHC HOLDINGS CORPORATION OR ANY AFFILIATE OF PAHC HOLDINGS CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO PAHC HOLDINGS CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO PAHC HOLDINGS CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FORGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ITS NOMINEES AND THEIR RESPECTIVE SUCCESSORS (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                            PAHC HOLDINGS CORPORATION

                        15% Senior Secured Notes due 2010

No.                                                                   $

                                                                       CUSIP No.

          PAHC HOLDINGS CORPORATION, a Delaware corporation, promises to pay to
CEDE & CO., or registered assigns, the principal sum of [          ] DOLLARS on
February 1, 2010.

          Interest Rate: 15%

          Interest Payment Dates: February 1 and August 1, commencing August 1, 2005.

          Record Dates: January 15 and July 15.

          Additional provisions of this Note are set forth on the reverse side of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                      PAHC HOLDINGS CORPORATION


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

          HSBC Bank USA, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

                                         HSBC BANK USA, NATIONAL ASSOCIATION, as
                                         Trustee


                                         By:
                                             -----------------------------------
                                             Authorized Signatory

Date of Authentication: February 10, 2005

                            [REVERSE OF INITIAL NOTE]

                        15% SENIOR SECURED NOTE DUE 2010

     1. Interest. PAHC HOLDINGS CORPORATION, a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 10, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the Notes. The Company may, at its option, in lieu of paying interest in cash on the Notes, pay interest on the Notes through the issuance of PIK Notes in an aggregate principal amount equal to the amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Notes if such interest were paid in cash; provided, however, that any interest due and payable (i) on the Maturity Date or (ii) in connection with redemptions or offers to purchase pursuant to Sections 3.03, 4.15 or 4.16 of the Indenture (as defined below), in each case may only be paid by the Company in cash. On each interest payment date on which the Company elects to pay interest in the form of PIK Notes, the Trustee will, at the Company's request, authenticate and deliver PIK Notes for original issuance to the holders of the Notes on the relevant record date, as shown by the records of the Registrar, in the aggregate principal amount required to pay such interest. Any PIK Notes so issued will be dated the applicable interest payment date, will bear interest from and after such date, will mature on February 1, 2010 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture (as defined below) and will have the same rights and benefits as the Notes. Any PIK Notes will be issued with the designation "PIK" on the face of such PIK Notes.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

     3. Paying Agent and Registrar. Initially, HSBC Bank USA, National Association, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice.

The Company and any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or transfer agent.

     4. Indenture. The Company issued the Notes under an Indenture dated as of February 10, 2005 (the "Indenture"), among the Company, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 15% Senior Secured Notes due 2010 (the "Initial Notes"). The Notes include the Initial Notes, the PIK Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and the PIK Notes, if any, pursuant to the Registration Rights Agreement. The Initial Notes, the Exchange Notes and the PIK Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended, on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

     5. Mandatory Redemption.

          (a) Mandatory Redemption due to Operating Company Refinancing Event. If an Operating Company Refinancing Event shall occur, the Company will be required to redeem all of the Notes on a date (the "Mandatory Redemption Date") that is not later than the 60th day following the date of such occurrence at the redemption price (expressed as a percentage of the aggregate principal amount of the Notes) then applicable for optional redemptions on the Mandatory Redemption Date as set forth under Section 6(b) below, plus accrued and unpaid interest to the Mandatory Redemption Date; provided, that if the Mandatory Redemption Date is prior to June 1, 2005, the then applicable redemption price shall be deemed to be 115.0%.

          (b) Mandatory Redemption due to the Failure to Escrow Release Conditions. In the event that the Trustee has not received prior to 10:00 a.m. (New York City time) on March 1, 2005 an Officers' Certificate from the Company certifying that (1) it has satisfied the conditions under either clause (a)(i) or (ii) of Section 1.3 of the Escrow Agreement and (2) it has made a demand on the Escrow Agent pursuant to clause (a) of Section 1.3 of the Escrow Agreement for the release of the funds from the Escrow Account, the Trustee shall give written notice to the Escrow Agent pursuant to clause (b) of Section 1.3 of the Escrow Agreement that a special redemption of the Notes will be made on March 1, 2005. The Trustee shall direct the Paying Agent to redeem the Notes at 100% of their aggregate principal amount plus accrued and unpaid interest to such date upon receipt of proceeds from the Escrow Account pursuant to clause (b) of
Section 1.3 of the Escrow Agreement.

     6. Optional Redemption.

          (a) No Optional Redemption Prior to June 1, 2005. The Notes are not redeemable at the option of the Company, in whole or in part, at any time prior to June 1, 2005.

          (b) Optional Redemption On or After June 1, 2005. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 1,

2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest and Additional Interest, if any, to the date of redemption, if redeemed during the periods beginning on the dates indicated below:

Period                               Percentage
------                               ----------
June 1, 2005......................     115.0%
February 1, 2007..................     110.0%
February 1, 2008..................     105.0%
February 1, 2009 and thereafter...     100.0%

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control of the Company and after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     9. The Registration Rights Agreement. Pursuant to the Registration Rights Agreement between the Company and the Initial Purchaser named therein, the Company has made certain covenants as set forth therein with respect to consummation of an Exchange Offer (as defined in the Registration Rights Agreement). Upon such exchange offering, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for 15% Senior Secured Notes due 2010, which have been registered under the Securities Act (the "Exchange Notes"), identical in all material respects to the Notes, except for restrictive legends and additional interest provisions. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     10. Denominations. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

     11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.

     12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

     13. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

     14. Amendment, Waiver. Subject to Section 6.07 of the Indenture, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement the Indenture or the Notes without notice to any other Holder. Subject to Section 6.02 and 6.07 of the Indenture, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of the Indenture or the Notes without notice to any other Holder. Subject to certain exceptions set forth in the Indenture, the Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement the Indenture or the Notes without notice to or consent of any Holder in order to cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's Obligations to Holders in the event of any Disposition involving the Company in which the Company is not the Surviving Person, make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; or comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     15. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

     16. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the Registration Rights Agreement or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

     17. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     18. Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS NOTE, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

     19. Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

     21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
PAHC Holdings Corporation, c/o Phibro Animal Health Corporation, 65 Challenger Road, Ridgefield Park, NJ 07660, Tel: (201) 329-7300, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                        ________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: __________________________         Signed:
                                                  ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)


Signature Guarantee:
                      -----------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 and 4.16 of the Indenture, check the box: [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the amount:
$______________


Date: ___________________________         Your Signature:
                                                          ----------------------
                                                          (Sign exactly as your
                                                          name appears on the
                                                          other side of the
                                                          Note)


                                          Signature Guarantee:
                                                               -----------------
                                                               (Signature must
                                                               be guaranteed)

                                                                       EXHIBIT B

                             [FACE OF EXCHANGE NOTE]

                            PAHC HOLDINGS CORPORATION

                        15% Senior Secured Notes due 2010

No.                                                                   $

                                                                       CUSIP No.

          PAHC HOLDINGS CORPORATION, a Delaware corporation, promises to pay to
CEDE & CO., or registered assigns, the principal sum of [               ]
DOLLARS on February 1, 2010.

          Interest Rate: 15%

          Interest Payment Dates: February 1 and August 1, commencing August 1, 2005.

          Record Dates: January 15 and July 15.

          Additional provisions of this Note are set forth on the reverse side of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                          PAHC HOLDINGS CORPORATION


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                              TRUSTEE'S CERTIFICATE
                                OF AUTHENTICATION

          The HSBC Bank USA, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.


                                          HSBC BANK USA, NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                              ----------------------------------
                                              Authorized Signatory

Date of Authentication: February 10, 2005

                           [REVERSE OF EXCHANGE NOTE]

                        15% SENIOR SECURED NOTE DUE 2010

     1. Interest. PAHC HOLDINGS CORPORATION, a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, and each other entity which is required to become the Company pursuant to the Indenture, and its successors and assigns under the Indenture, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 10, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at 1% per annum in excess of the rate borne by the Notes. The Company may, at its option, in lieu of paying interest in cash on the Notes, pay interest on the Notes through the issuance of PIK Notes in an aggregate principal amount equal to the amount of interest (rounded to the nearest whole cent) that would be payable with respect to the Notes if such interest were paid in cash; provided, however, that any interest due and payable (i) on the Maturity Date or (ii) in connection with redemptions or offers to purchase pursuant to Sections 3.03, 4.15 or 4.16 of the Indenture (as defined below), in each case may only be paid by the Company in cash. On each interest payment date on which the Company elects to pay interest in the form of PIK Notes, the Trustee will, at the Company's request, authenticate and deliver PIK Notes for original issuance to the holders of the Notes on the relevant record date, as shown by the records of the Registrar, in the aggregate principal amount required to pay such interest. Any PIK Notes so issued will be dated the applicable interest payment date, will bear interest from and after such date, will mature on February 1, 2010 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture (as defined below) and will have the same rights and benefits as the Notes. Any PIK Notes will be issued with the designation "PIK" on the face of such PIK Notes.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder's registered address.

     3. Paying Agent and Registrar. Initially, HSBC Bank USA, National Association, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice.

The Company and any of its Subsidiaries may act as Paying Agent, Registrar, co-Registrar or transfer agent.

     4. Indenture. The Company issued the Notes under an Indenture dated as of February 10, 2005 (the "Indenture"), among the Company, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 15% Senior Secured Notes due 2010 (the "Initial Notes"). The Notes include the Initial Notes, the PIK Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and the PIK Notes, if any, pursuant to the Registration Rights Agreement. The Initial Notes, the Exchange Notes and the PIK Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect and amended, on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

     5. Mandatory Redemption.

          (a) Mandatory Redemption due to Operating Company Refinancing Event. If an Operating Company Refinancing Event shall occur, the Company will be required to redeem all of the Notes on a date (the "Mandatory Redemption Date") that is not later than the 60th day following the date of such occurrence at the redemption price (expressed as a percentage of the aggregate principal amount of the Notes) then applicable for optional redemptions on the Mandatory Redemption Date as set forth under Section 6(b) below, plus accrued and unpaid interest to the Mandatory Redemption Date; provided, that if the Mandatory Redemption Date is prior to June 1, 2005, the then applicable redemption price shall be deemed to be 115.0%.

          (b) Mandatory Redemption due to the Failure to Escrow Release Conditions. In the event that the Trustee has not received prior to 10:00 a.m. (New York City time) on March 1, 2005 an Officers' Certificate from the Company certifying that (1) it has satisfied the conditions under either clause (a)(i) or (ii) of Section 1.3 of the Escrow Agreement and (2) it has made a demand on the Escrow Agent pursuant to clause (a) of Section 1.3 of the Escrow Agreement for the release of the funds from the Escrow Account, the Trustee shall give written notice to the Escrow Agent pursuant to clause (b) of Section 1.3 of the Escrow Agreement that a special redemption of the Notes will be made on March 1, 2005. The Trustee shall direct the Paying Agent to redeem the Notes at 100% of their aggregate principal amount plus accrued and unpaid interest to such date upon receipt of proceeds from the Escrow Account pursuant to clause (b) of
Section 1.3 of the Escrow Agreement.

     6. Optional Redemption.

          (a) No Optional Redemption Prior to June 1, 2005. The Notes are not redeemable at the option of the Company, in whole or in part, at any time prior to June 1, 2005.

          (b) Optional Redemption On or After June 1, 2005. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 1,

2005 at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus in each case accrued and unpaid interest and Additional Interest, if any, to the date of redemption, if redeemed during the periods beginning on the dates indicated below:

Period                               Percentage
------                               ----------
June 1, 2005......................     115.0%
February 1, 2007..................     110.0%
February 1, 2008..................     105.0%
February 1, 2009 and thereafter...     100.0%

     7. Notice of Redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

     8. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control of the Company and after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     9. Denominations. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

     10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

     12. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

     13. Amendment, Waiver. Subject to Section 6.07 of the Indenture, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), may amend or supplement the Indenture or the Notes without notice to any other Holder. Subject to Section 6.02 and 6.07 of the Indenture, the Holder or Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of the Indenture or the Notes without notice to any other Holder. Subject to certain exceptions set forth in the Indenture, the Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement the Indenture or the Notes without notice to or consent of any Holder in order to cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's Obligations to Holders in the event of any Disposition involving the Company in which the Company is not the Surviving Person, make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any such Holder; or comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     14. Trustee Dealings with the Company. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

     15. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, interest on, if any, with respect to any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the Registration Rights Agreement or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any officer, employee, incorporator, direct or indirect controlling person, shareholder, member, partner or Affiliate of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

     16. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE INDENTURE, THIS NOTE, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE.

     18. Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

     20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
PAHC Holdings Corporation, c/o Phibro Animal Health Corporation, 65 Challenger Road, Ridgefield Park, NJ 07660, Tel: (201) 329-7300, Attention: Corporate Legal Department.

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                                      Signed:
       --------------                               ----------------------------
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Note)


Signature Guarantee:
                     --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 and 4.16 of the Indenture, check the box: [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the amount:
$______________


Date:                       Your Signature:
     ----------------                       ------------------------------------
                                            (Sign exactly as your name appears
                                             on the other side of the Note)


                            Signature Guarantee:
                                                 -------------------------------
                                                (Signature must be guaranteed)

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                               [________], [___]

[___________________________]

[___________________________]

[___________________________]

     Re: PAHC Holdings Corporation

Ladies and Gentlemen:

          In connection with our proposed purchase of 15% Senior Secured Notes due 2010 (the "Notes") issued by PAHC Holdings Corporation (the "Company"), we confirm that:

               (i) We have received a copy of the Offering Circular (the "Offering Circular"), dated as of February 7, 2005, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Circular.

               (ii) We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Circular and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

               (iii) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the

Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

               (iv) We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               (v) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

               (vi) We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                                                               [________], [___]

[___________________________]

[___________________________]

[___________________________]

     Re: PAHC Holdings Corporation (the "Company")

Ladies and Gentlemen:

          In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          1. the offer of the Notes was not made to a person in the United
States;

          (a) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (b) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (d) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Authorized Signature

                                                                       EXHIBIT E

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

     Re: 15% Senior Secured Notes due 2010 of PAHC Holdings Corporation

     This Certificate relates to $________ principal amount of Notes held in the form of *_________ a beneficial interest in a Global Note or *_________ Physical Note by ___________ (the "Transferor").

The Transferor:*

     [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [ ] has requested by written order that the Registrar exchange or register the transfer of a Physical Note or Physical Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and the restrictions on transfers thereof as provided in Section 2.17 of such Indenture, and that the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

     [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.17(a)(ii)(1) or Section 2.17(d)(i)(1) of the Indenture).

     [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [ ] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act).

     [ ] Such Note is being transferred in reliance on Regulation S under the Act.

     [ ] Such Note is being transferred in reliance on Rule 144 under the Act.

----------
*    Check applicable box.

     [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                            ------------------------------------
                                            [Authorized Signatory]

Date:
      -------------------


                                      E-2